UNITED STATES SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

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Pittsburgh & West Virginia Railroad

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Pittsburgh & West Virginia Railroad
55 Edison Avenue, West Babylon, NY 11704
212-750-0373 | www.pwreit.com

Supplement to Proxy Solicitation Statement

Explanatory Note
On April 29, 2011, Pittsburgh & West Virginia Railroad (the “Trust”) filed with the Securities and Exchange Commission (the “SEC”) its definitive proxy statement describing the matters to be voted upon at our annual meeting of shareholders to be held on May 26, 2011. On May 16, 2011, the Trust filed with the SEC Amendment No. 1 to the Trust’s definitive proxy statement, amending the Trust’s definitive proxy statement filed on April 29, 2011 (together with our definitive proxy statement filed on April 29, 2011, the “First Amended Proxy Statement”).  On May 23, 2011, the Trust filed with the SEC Amendment No. 2 to the Trust’s definitive proxy statement, amending the prior filings (together with the First Amended Proxy Statement, the “Second Amended Proxy Statement”).  This Amendment No. 3 to the Trust’s definitive proxy statement further amends the definitive proxy statement and should be read in conjunction with it and Amendments No. 1 and No. 2.  The Trust is aware that Mr. Paul M. Dorsey, a shareholder holding 1,000 common shares of beneficial interest, no par value, filed a preliminary proxy statement on May 11, 2011, proposing an alternative slate to the Trust’s nominees for the Board of Trustees.  You may access the Trust’s filings as well as Mr. Dorsey’s preliminary proxy statement through the website maintained by the SEC at http://www.sec.gov/.

Proposal Number 1: Election of Trustees
The following supplements information previously provided under the heading “Proposal Number 1: Election of Trustees.”

As previously disclosed, one of the individuals nominated by the Trust to serve on the Board of Trustees, Mr. David H. Lesser, currently serves as Chairman of the Board of Trustees and Chief Executive Officer.  Mr. Lesser has business experience with real estate investment matters and alternative energy.  The Trust is a REIT, and Mr. Lesser’s value to the Trust as a trustee and officer relates principally to his business acumen and real estate investment expertise.

Mr. Lesser, whose career began in investment banking, has over 25 years of experience in real estate investment and finance.   Mr. Lesser has previously held leadership roles with public real-estate investment trusts (REITs), having served as a Senior Vice President of Crescent Real Estate Equities and as a Director of Keystone Property Trust.  Mr. Lesser’s investment firm, Hudson Bay Partners, LP, sponsored the merger of two real estate companies into a small capitalization REIT (American Real Estate Investments) to ultimately form Keystone Property Trust which was listed on the American Stock Exchange (ticker: KTR).   Prior to Crescent, Mr. Lesser was a Director in Merrill Lynch’s real-estate investment banking group. Mr. Lesser is currently, and has been for the past 15 years, president of Hudson Bay Partners, LP, a wholly owned investment firm focused on real estate, real estate-related situations and alternative energy (“Hudson Bay”).

Hudson Bay owns Intelligen Power Systems, LLC (“IPS”) through its ownership of Coast Intelligen, Inc. (“Coast”). IPS is a small, profitable, alternative energy business.  It operates in the northeastern United States and manufactures cogeneration equipment for use in commercial buildings including multi-family complexes, hotels, nursing homes and hospitals.  IPS is run day-to-day by a number of employees hired by Mr. Lesser.  Mr. Lesser spends no more than roughly 20% of his working time on matters related to IPS, and he does not expect that to increase over time.

Hudson Bay acquired IPS through its acquisition of Coast in early 2001.  At that time, Coast was located in California and was operated by several local employees.   During the entire period in question, Mr. Lesser has been a full-time resident of New York and was not responsible for the day-to-day operations of Coast.  Coast was a manufacturer of pre-packaged cogeneration systems.

By 2006, Mr. Lesser became aware of what he understood to be significant misdeeds on the part of certain individuals working at Coast, including breaches of fiduciary duty and conspiracy.  In 2006, Mr. Lesser terminated these individuals, who responded by filing a lawsuit naming various defendants including Coast and David Lesser.  Coast filed a cross-complaint against these individuals.

On December 11, 2007, the court rendered a decision pursuant to which Coast was awarded a judgment against the relevant individuals totaling approximately $1,090,000 plus costs and interest.  The individuals were awarded a judgment against Coast (and not David Lesser personally) in the amount of $200,000 plus interest.  The Trust considers the court’s decision as establishing the fact that Coast was a victim of corporate malfeasance perpetrated by individuals whose misdeeds Mr. Lesser uncovered and took appropriate steps to cure.

On January 11, 2008, Coast filed a Chapter 11 petition signed by its chief operating officer to address the issues caused by the malfeasance at Coast.  In addition, at that time, Coast decided to focus on its East Coast operations through its wholly owned subsidiary, IPS.  Coast ultimately shut down its California operations.  The Chapter 11 reorganization process terminated on December 22, 2008 by order of the court dated December 23, 2008.

Mr. Lesser has been an active private investor for over 25 years.  During this time he has never filed for bankruptcy personally and, other than Coast, has never been part of the management of any entity that has filed for bankruptcy.

The individuals that have been nominated by the Trust have experience and skills in, and industry contacts relevant to, providing leadership to real-estate investment trusts (REITs), sourcing and structuring investments and investing capital.  The Trust believes these skills, relevant work experiences and contacts will significantly benefit shareholders as the Trust implements its business plan.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ELECTION
OF THE NOMINEES AS TRUSTEES OF THE TRUST

THE BOARD OF TRUSTEES RECOMMENDS RATIFICATION OF GIBBONS & KAWASH
A.C. AS THE TRUST'S INDEPENDENT ACCOUNTING FIRM

Other Matters
The following supplements information previously provided under the heading “Other Matters.”

Nominating Committee

The nominating committee recommended William S. Susman for inclusion in this year’s nominee ballot and the entire nominee ballot was approved by the executive committee.  A majority of the members of the executive committee are independent and the independent trustees voted unanimously to approve the nominee ballot.

/s/ David H. Lesser
CEO and Chairman of the
Board of Trustees

Dated:  May 26, 2011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date, Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PITTSBURGH & WEST VIRGINIA RAILROAD 55 Edison Avenue West Babylon, NY 11704
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company In mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Trustees Recommends you vote FOR Proposals 1 and 2	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.	┐
	☐	☐	☐

1. Election of Trustees
Nominees
01. David H. Lesser	02. Virgil E. Wenger	03. Patrick R. Haynes, III	04. William S. Susman

	For	Against	Abstain
2. Ratification of Appointment of Gibbons & Kawash, A.C., the Trust’s independent public accounting firm	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date